Exhibit 4.1

AMERIPRISE FINANCIAL, INC.

5.200% Senior Note due 2035

No. [●]	$[●]
CUSIP No. 03076CAP1

AMERIPRISE FINANCIAL, INC., a Delaware corporation (hereinafter called the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & Co. or registered assigns, the principal sum of [______________________ Dollars ($____________)] on April 15, 2035, and to pay interest (computed on the basis of a 360-day year comprised of twelve 30-day months) thereon from February 28, 2025, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, on each April 15 and October 15, commencing October 15, 2025, and at maturity, at the rate per annum specified in the title of this Note, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in said Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the April 1 and October 1 immediately preceding such Interest Payment Date, respectively, including at maturity. In any case where such Interest Payment Date shall not be a Business Day, then (notwithstanding any other provision of said Indenture or the Notes) payment of such interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such date, and, if such payment is so made, no interest shall accrue for the period from and after such date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder on the initial record date for such interest payment (April 1 or October 1, as the case may be), and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a record date for the payment of such Defaulted Interest to be fixed by the Trustee for the Notes, notice whereof shall be given to Holders of Notes not less than 10 days prior to such record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Payment of the principal, premium, if any, and interest on this Note will be made at the office or agency of the Company maintained for that purpose at the Corporate Trust Office as defined in the Indenture, which is currently in the City of St. Paul, Minnesota, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made (subject to collection) by check mailed to the address of the Person entitled thereto as such address shall appear on the Securities Register.

ADDITIONAL PROVISIONS OF THIS NOTE ARE CONTAINED ON THE REVERSE HEREOF AND SUCH PROVISIONS SHALL HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH IN THIS PLACE.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee for the Notes by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, AMERIPRISE FINANCIAL, INC. has caused this instrument to be duly executed under its corporate seal.

Dated: [•]

AMERIPRISE FINANCIAL, INC.

By
[•]

Attest

[•]

This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.

Dated: [•]

U.S. BANK TRUST COMPANY,
NATIONAL ASSOCIATION, as Trustee

By:
[•]

AMERIPRISE FINANCIAL, INC.

5.200% Senior Note due 2035

This Note is one of a duly authorized issue of debentures, notes or other evidences or indebtedness (hereinafter called the “Securities”) of the Company of the series hereinafter specified, which series is initially limited in aggregate principal amount to $750,000,000 (except as provided in the Indenture hereinafter mentioned), all such Securities issued and to be issued under an Indenture dated as of May 5, 2006 between the Company and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as Trustee (the “Indenture”), to which the Indenture and all indentures supplemental thereto reference is hereby made for a statement of the rights and limitation of rights thereunder of the Holders of the Securities and of the rights, obligations, duties and immunities of the Trustee for each series of Securities and of the Company, and the terms upon which the Securities are and are to be authenticated and delivered. As provided in the Indenture, the Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may be denominated in currencies other than U.S. dollars (including composite currencies), may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as provided in or permitted by the Indenture. This Note is one of a series of the Securities designated 5.200% Senior Notes due 2035 (the “Notes”).

The Company may, at its option, at any time and from time to time redeem the Notes in whole or in part, at the applicable Redemption Price described below:

A.            Prior to the Par Call Date, the Notes will be redeemable at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of (1)(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points less (b) interest accrued to the Redemption Date, and (2) 100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to, but excluding, the Redemption Date.

B.            On or after the Par Call Date, the Notes will be redeemable at a Redemption Price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the Redemption Date.

Notice of any redemption shall be sent to the registered Holders of the Notes designated for redemption at their addresses as the same shall appear on the Securities Register, (or, so long as the Notes are held in the form of one or more global securities deposited with The Depository Trust Company (“DTC”), otherwise transmitted in accordance with the procedures of DTC), not less than 10 days nor more than 60 days prior to the Redemption Date, subject to all the conditions and provisions of the Indenture. Unless the Company defaults in payment of the Redemption Price and accrued interest, on and after any Redemption Date, interest will cease to accrue on the Notes or portions thereof called for redemption. In the case of a redemption of less than all of the outstanding Notes, the Trustee shall select the Notes to be redeemed by such method as the Trustee deems fair and appropriate in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances.

“Par Call Date” means January 15, 2035.

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) – H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third Business Day preceding the Redemption Date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error. Calculations and selections in the foregoing will be made by the Company or on the Company’s behalf by a person designated by the Company; provided, however, that such calculations and selections shall not be a duty or obligation of the Trustee.

The Indenture contains provisions for defeasance and discharge of the entire principal of all the Securities of any series upon compliance by the Company with certain conditions set forth therein.

If an Event of Default with respect to the Notes, as defined in the Indenture, shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of any series under the Indenture at any time by the Company with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of any series at the time Outstanding, on behalf of the Holders of all the Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences with respect to such series. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal, premium, if any, and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, this Note is transferable on the Securities Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company to be maintained for that purpose at the Corporate Trust Office as defined in the Indenture, which is currently in the City of St. Paul, Minnesota, or at any other office or agency of the Company maintained for that purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of the same series of other authorized denominations, as requested by the Holder surrendering the same.

No service charge shall be made for any such transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the registration of such transfer or exchange, other than certain exchanges not involving any transfer.

Certain terms used in this Note which are defined in the Indenture have the meanings set forth therein.

This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

Prior to due presentment for registration of transfer, the Company, the Trustee for the Notes and any agent of the Company or such Trustee may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note be overdue, and neither the Company, such Trustee nor any such agent shall be affected by notice to the contrary.

The Company may, without consent of the Holders of the Notes but in compliance with the terms of the Indenture, increase the principal amount of the Notes by issuing additional Notes on the same terms and conditions as the Notes, except for any differences in the issue price and interest accrued prior to the date of issuance of the additional Notes, and with the same CUSIP number as the Notes; provided that if any such further Notes are not fungible with the notes for United States federal income tax purposes, they will be issued with a different CUSIP number. The Notes and any additional Notes issued by the Company will rank equally and ratably and shall be treated as a single series of Securities for all purposes under the Indenture. No additional Notes shall be issued at any time that there is an Event of Default under the Indenture with respect to the Notes that has occurred and is continuing.